INSIGHT MANAGEMENT CORPORATION, INC.

$ 5,000,000

CONVERTIBLE NOTE

September 20, 2010

In consideration of the mutual covenants and conditions contained in this Agreement, the parties, Insight Management Corporation, Inc., a Florida corporation (“Corporation”), with its principal mailing address at Care of Sayid and Associates LLP, 408 West 57th Street, Suite 8E, New York, NY 10019, and Kaleidoscope, LLC (the “Note Holder”) agree, represent and warrant as follows:

1. Issue of Convertible Note

A.  The Corporation issues to the Note Holder a convertible note (“Convertible Note”) in the amount of Five Million ($5,000,000) Dollars; and to bear simple interest at five percent (5%) per annum. Principal and all accrued interest will be due and payable on demand, but not earlier than six (6) months from the date of this Convertible Note.  In the event the Corporation defaults on any payment of principal or interest, then any Note Holder may, at his option, without notice, proceed to enforce the collection thereof.

B.  The Corporation will authorize the issuance of and reserve for such purchase such a number of shares of common stock ("Conversion Stock") as may from time to time be the maximum number required for issuance upon conversion of the Convertible Note pursuant to the conversion privileges hereinafter stated.

2. Sale and Purchase of Convertible Note and Stock

The Note Holder agrees to the terms and conditions of and in reliance upon the representations and warranties of the Corporation contained in this agreement.

3. Representations and Warranties by the Corporation

A.  The Corporation, a duly organized corporation existing in good standing under the laws of the State of Florida has the corporate power to own its own property and to carry on in the business as it is now being conducted.

B.  The Corporation has furnished to the Note Holder information regarding the Corporation which provides satisfactory understanding of the Corporation, and its assets and liabilities.  The Note Holder acknowledges they have been provided access to the Corporation’s financial statements by way of filings on the SEC’s website at www.sec.gov.

C. The Corporation is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, property, assets, or financial condition, and neither the execution nor delivery of this Agreement, nor the confirmation of the transactions contemplated herein, nor the fulfillment of the terms hereof, nor the compliance with the terms and provisions hereof and of the Convertible Note, will conflict with or result in the breach of the terms, conditions or provisions or constitute a default, under the Articles of Incorporation or of any agreement or instrument to which the Corporation is now a party.

D. The Corporation has not declared, set aside, paid or made any dividend or other distributions with respect to its capital stock and has not made or caused to be made directly or indirectly, any payment or other distribution of any nature whatsoever to any of the Holder of its capital stock, except for regular salary payments for services rendered and the reimbursement of business expenses.

4. Representations and Warranties by the Note Holder:

The Note Holder represents and warrants that:

A.  The Note Holder is subscribing for the Convertible Note and Conversion Stock for investment purposes and not with the view to or for sale in connection with any distribution thereof and that they have no present intent to sell, give or otherwise transfer the Convertible Note or Conversion Stock.

B.  The Note Holder understands that this is a highly speculative investment in a Corporation which is not profitable and may not be so in the foreseeable future.

C.  The Note Holder represents and warrants that he/she/it is a sophisticated investor who is knowledgeable about the Corporation’s business.

5. Prepayment of the Convertible Note

The Corporation shall have the right to make prepayments on principal of the Convertible Note at any time on ten (10) days written notice. Note Holder shall have the right to accept such prepayment, or request that the amount of such prepayment be immediately converted into the pro-rata number of Conversion Shares that would have been issued for the entire principle amount of this Convertible Note. There shall be no premium for the amount so prepaid.

6. Conversion.

A. The Holder of the Convertible Note may, at any time prior to payment of all principal and accrued but unpaid interest, convert the Convertible Note in whole or in part into as many fully paid and non-assessable shares of Conversion Stock as the principal amount so converted equals a price per share equaling thirty (30%) percent of the average highest closing bid price, as quoted on the Pink Sheets quotation system, of the three (3) previous business days prior to a notice of conversion given by the Note Holder, and upon surrender of the certificate representing the Convertible Note to the Corporation at its principal office, e.g. if the average highest closing bid price on the three previous days prior to notice is $1.00, the price per share into which the Convertible Note would be converted is $.30.  If the Convertible Note shall be converted in part, the Corporation shall, at its option and without charge to the Note Holder, execute and deliver to the Note Holder a new Convertible Note for the balance of the principal amount not converted, with the same terms and conditions as the original Convertible Note.

B. In the event that the Corporation should divide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in the case of outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the actual conversion price in effect immediately prior to such combination shall be proportionately increased.

C. No fractional share of Common Stock shall be issued upon conversion of the Convertible Note. If the Note Holder shall have converted the Convertible Note held by them other than a principal amount so small that less than a whole share of Common Stock would be available for issue upon conversion thereof, the Corporation may elect to prepay such balance or leave the same outstanding until the maturity of the Convertible Note.

D.  No conversion of the Common stock shall at any one time exceed Four and Nine-tenths (4.9%) percent of the total issued and outstanding stock of the Corporation.  .  If the Convertible Note shall be converted in part to comply with this paragraph 6, subparagraph D, the Corporation shall, and without charge to the Note Holder, execute and deliver to the Note Holder a new Convertible Note(s) for the balance of the principal amount not converted, with the same terms and conditions as the original Convertible Note.

7.  Legend.                      Unless the Conversion Stock shall have been registered prior to conversion; or an opinion from counsel provided that the Conversion Stock may be issued without a restrictive legend, each certificate representing Conversion Stock shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR WITHOUT AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

           The undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Agreement.

9. Event of Default

A. The breach of any of the events or conditions contained in this Agreement shall constitute an event of default under this Agreement. The Note Holder may give written notice of such breach and if the Corporation shall within thirty (30) days after receipt of such written notice have failed to correct such occurrence or condition, then the Note Holder may, at their option and without notice, proceed with collection.

10. Miscellaneous

A. Any and all notices, approvals or other communications to be sent to the parties shall be deemed validly and properly given if made in writing and delivered by hand or by registered or certified mail, return receipt requested, and addressed to the Corporation at its principal office or to the Note Holder at the addresses given to the Corporation by the Note Holder.

B. This Agreement may not be modified, amended or terminated except by written agreement executed by all the parties hereto.

C. The waiver of any breach or default hereunder shall not be considered valid unless in writing and signed by the party giving such notice and no waiver shall be deemed a waiver of any subsequent breach or default of same.

D. The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such.

E. The validity, construction, interpretation and enforceability of this Agreement and the Convertible Note executed pursuant to this Agreement shall be determined and governed by the laws of the State of New York.

F. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns.

G. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

H.  This Agreement has been approved by the Board of Directors of the Corporation and has certified that upon due diligence and discussion with counsel that the transaction is at “arms length”; and further, has authorized the President and CEO of the Corporation to execute this instrument.

For:  MAKER

Insight Management Corporation, Inc.

/s/ Kevin Jasper___________

Kevin Jasper, President, CEO

For:           HOLDER

Kaleidoscope, LLC

____________________________

Chief Executive Officer